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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     April 24, 2001



                         CANARGO ENERGY CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)



Delaware                                0-9147                  91-0881481
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


CanArgo Services (UK) Limited
150 Buckingham Palace Road
London, England                                                        SW1W 9TR
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(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code     (44) 207 808 4700
                                                    --------------------



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

On April 24, 2001, CanArgo announced that as of April 24th, 2001 26,450,701 common shares representing approximately 77% of the common shares of Lateral Vector Resources Inc. ("LVR") (on a fully diluted basis) had been deposited to the offer (as extended and varied) made by its wholly owned subsidiary, CanArgo Acquisition Corporation ("CanArgo Sub"), to purchase all outstanding common shares of LVR.

By notice to the depositary, CIBC Mellon Trust Company (the "Depositary") dated April 24th, 2001, CanArgo Sub declared its offer dated March 20th, 2001, as extended and varied by a Notice of Extension and Variation dated April 9th, 2001 (the "Amended Offer") wholly unconditional and waived all conditions to the Amended Offer that may not have been satisfied. CanArgo Sub will take up all of the LVR common shares deposited on or before April 24th, 2001 by April 30th, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

               7(1) Press release dated April 24, 2001 regarding CanArgo
                    announcement that it had successfully acquired Lateral Vector Resources Inc.


                                   SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CANARGO ENERGY CORPORATION

Date:          April 27, 2001                 By:      /s/Anthony J Potter
                                              --------------------------
                                              Anthony J. Potter
                                              Corporate Secretary




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                                  EXHIBIT INDEX

                                                                                   FILED WITH
EXHIBIT                                                                               THIS
NUMBER                                      EXHIBIT                                  REPORT
------                                      -------                             -----------------

7(1)            Press release dated April 24, 2001 regarding CanArgo                    X
                announcement that it had X successfully acquired Lateral Vector
                Resources Inc.